                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           LEXMARK INTERNATIONAL GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

                       LEXMARK INTERNATIONAL GROUP, INC.
                            ONE LEXMARK CENTRE DRIVE
                           LEXINGTON, KENTUCKY 40550

March 22, 1999

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of Lexmark International Group, Inc., which will be held on Thursday, April 29, 1999, at 10:00 a.m., at the Opera House, 401 West Short Street, Lexington, Kentucky 40507.

    The attached notice of meeting and proxy statement describe the matters to be acted upon at the meeting. It is important that your shares be represented and voted at the meeting whether or not you plan to attend. Therefore, we urge you to complete the enclosed proxy and return it in the envelope provided.

    I look forward to seeing you on April 29.

                                          Sincerely,

                                                   [LOGO]

                                          Marvin L. Mann
                                          CHAIRMAN OF THE BOARD

                       LEXMARK INTERNATIONAL GROUP, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          ON THURSDAY, APRIL 29, 1999

March 22, 1999

To the Stockholders:

    The Annual Meeting of Stockholders of Lexmark International Group, Inc. (the "Company") will be held on Thursday, April 29, 1999, at 10:00 a.m. at the Opera House, 401 West Short Street, Lexington, Kentucky 40507, for the following purposes:

        1. To elect three Directors for terms expiring in 2002;

        2. To approve the 1999 Employee Stock Purchase Plan;

        3. To approve certain terms and conditions of Annual Incentive Compensation Awards for select executive officers;

        4. To approve an amendment to the Third Restated Certificate of Incorporation that would increase the number of authorized shares of Class A Common Stock from 160 million to 450 million;

        5. To approve an amendment to the Third Restated Certificate of Incorporation that would fix the size of the Board of Directors at no more than fourteen; and

        6. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    Only stockholders of record at the close of business on Friday, March 12, 1999 will be entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof. A list of stockholders entitled to vote will be kept at the Company's offices at One Lexmark Centre Drive, Lexington, Kentucky 40550 for a period of ten days prior to the meeting.

                                          By Order of the Board of Directors

                                               [LOGO]

                                          Vincent J. Cole
                                          SECRETARY

    PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. YOUR VOTE IS IMPORTANT.

                       LEXMARK INTERNATIONAL GROUP, INC.
                            ONE LEXMARK CENTRE DRIVE
                           LEXINGTON, KENTUCKY 40550

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Lexmark International Group, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company on Thursday, April 29, 1999, to be held at 10:00 a.m. at the Opera House, 401 West Short Street, Lexington, Kentucky 40507. This Proxy Statement and accompanying form of proxy are being mailed to stockholders beginning on or about March 22, 1999. The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1998 is enclosed.

    Only stockholders of record at the close of business on Friday, March 12, 1999 will be entitled to vote at the meeting. As of such date, there were 64,418,368 shares (excluding shares held in treasury) of the Company's Class A common stock, par value $.01 per share (the "Class A Common Stock"), issued and outstanding. Each share of Class A Common Stock entitles the holder to one vote.

    The enclosed proxy, if properly signed and returned, will be voted in accordance with its terms. Any proxy returned without specification as to any matter will be voted as to each proposal in accordance with the recommendation of the Board of Directors. You may revoke your proxy at any time before the vote is taken by delivering to the Secretary of the Company written revocation or a proxy bearing a later date, or by attending and voting in person at the Annual Meeting.

    Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting and the inspectors will determine whether a quorum is present. The Directors to be elected at the meeting will be elected by a plurality of the votes cast by the stockholders present in person or by proxy and entitled to vote. Votes may be cast for or withheld from a nominee. Votes that are withheld will have no effect on the outcome of the election because Directors will be elected by a plurality of votes cast.

    Abstentions may be specified on all proposals submitted to a stockholder vote other than the election of the Directors. Abstentions will be counted as present for purposes of determining the existence of a quorum regarding other proposals. The affirmative vote of a majority of the shares of Class A Common Stock present in person or by proxy is required to approve the Company's proposals other than the election of the Directors. Abstentions on proposals that require the approval of a majority of the shares of Class A Common Stock present in person or by proxy and entitled to vote will have the effect of a vote against such proposals.

    If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter and, thus, will not be counted in determining whether that matter receives a majority of the shares of Class A Common Stock present and entitled to vote at the meeting.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

    Action will be taken at the 1999 Annual Meeting to elect three Class II Directors to serve until the 2002 Annual Meeting of Stockholders. The nominees, as well as the Class I and Class III Directors who are continuing to serve, are listed below together with certain information about each of them. The nominees for election at the 1999 Annual Meeting of Stockholders are B. Charles Ames, Ralph E. Gomory and Marvin L. Mann. Each of Messrs. Ames, Gomory and Mann have been Directors since March 1991 and were elected by the stockholders in October, 1995 to serve as Class II Directors with a term expiring at the 1999 Annual Meeting of Stockholders.

    Directors are elected by a plurality of the votes cast by the shares entitled to vote if a quorum is present at the Annual Meeting. Abstentions and broker non-votes are counted for the purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

CLASS II (TERM ENDING 2002)

    Mr. B. Charles Ames, age 73, has been a Director of the Company since March 1991. Since prior to 1991, Mr. Ames has been a principal of Clayton, Dubilier & Rice, Inc. ("CD&R") and a general partner of Clayton & Dubilier Associates IV Limited Partnership ("Associates IV"), the general partner of The Clayton & Dubilier Private Equity Fund IV Limited Partnership ("C&D Fund IV"). Mr. Ames was previously Chairman and Chief Executive Officer of Reliance Electric Company, Uniroyal Goodrich Tire Company and Acme Cleveland Corporation. Mr. Ames is the Chairman of Riverwood International Corp. and its parent, Riverwood Holding, Inc., a corporation in which The Clayton, Dubilier & Rice Private Equity Fund V Limited Partnership ("CD&R Fund V") has an investment. Mr. Ames also serves as a director of The Progressive Corporation.

    Mr. Ralph E. Gomory, age 69, has been a Director of the Company since March 1991. Since 1989, Mr. Gomory has served as President of the Alfred P. Sloan Foundation. Prior to such time, Mr. Gomory was Senior Vice President for Science and Technology at International Business Machines Corporation ("IBM"). Mr. Gomory also serves as a director of Ashland Inc., The Bank of New York, The Washington Post Company and Polaroid Corporation.

    Mr. Marvin L. Mann, age 65, has been Chairman of the Board of the Company since March 1991. From March 1991 through May 1998, he also served as Chief Executive Officer, and from March 1991 through February 1997, he also served as President of the Company. Prior to such time, Mr. Mann held numerous positions with IBM. During his IBM career, Mr. Mann held a number of executive positions including President of the Information Products Division, President of the Service Sector Division and President and Chief Executive Officer of the Satellite Business Systems. He was elected an IBM Vice President in 1985. Mr. Mann also serves as a director of the M.A. Hanna Company, Imation Corporation, and Dynatech Corporation and is a member of the board of trustees of Fidelity Investments.

    The following information on Class I and Class III Directors is submitted concerning the other Directors of the Company whose election is not being sought at this meeting and whose terms of office will continue after the 1999 Annual Meeting of Stockholders.

CLASS I (TERM ENDING 2001)

    Mr. Frank T. Cary, age 78, has been a Director of the Company since March 1991. Mr. Cary retired as Chief Executive Officer of IBM in January 1981. Mr. Cary currently serves as a director of Celgene Corporation, Cygnus, Inc., ICOS Corporation, Lincare, Inc., Teltrend Inc. and Vion Pharmaceuticals, Inc.

    Dr. Paul J. Curlander, age 46, has been a Director of the Company since February 1997. Since May 1998, Dr. Curlander has been President and Chief Executive Officer of the Company. From February 1997 to May 1998, Dr. Curlander served as President and Chief Operating Officer of the Company, and from January 1995 to February 1997 he served as Executive Vice President, Operations of Lexmark International, Inc. ("Lexmark International"). In 1993, Dr. Curlander became a Vice President of Lexmark International, and from 1991 to 1993 he was General Manager of Lexmark International's printer business.

    Mr. Martin D. Walker, age 66, has been a Director of the Company since February 1997. Mr. Walker is currently serving as Chairman and Chief Executive Officer of the M.A. Hanna Company, a position he was elected to in October 1998. He held this position previously from September 1986 until December 1996, and then continued as Chairman of the M.A. Hanna Company until June 1997 when he retired. Mr. Walker is also a director of Comerica, Incorporated, The Goodyear Tire & Rubber Co., Textron, Inc., and The Timken Company.

    Mr. James F. Hardymon, age 64, has been a Director of the Company since July 1998. In January 1999, Mr. Hardymon retired as Chairman of Textron, Inc. From January 1992 to January 1993 he served as President and Chief Executive Officer of Textron, Inc., which he joined in November 1989 as President, Chief Operating Officer and Director. In 1993, he assumed the additional title of Chairman and relinquished the title of President in 1994. Prior to joining Textron, Mr. Hardymon had a 28 year career at Emerson Electric Co., where he held a number of positions including Vice Chairman, Chief Operating Officer, Director and President. Mr. Hardymon also serves as a director of Fleet Financial Group, Inc., Air Products and Chemicals, Inc., Groupe Schneider, Circuit City Stores, Inc. and Championship Auto Racing Teams, Inc.

CLASS III (TERM ENDING 2000)

    Mr. Michael J. Maples, age 56, has been a Director of the Company since February 1996. Until July 1995, Mr. Maples was Executive Vice President of the Worldwide Products Group and a member of the Office of the President of Microsoft Corporation. Mr. Maples, who joined Microsoft in 1988, has over 30 years of experience in the computer industry. Before joining Microsoft he was Director of Software Strategy for IBM. Mr. Maples also serves as a director of
J. D. Edwards & Co. and PSW Technologies, Inc.

    Mr. Stephen R. Hardis, age 63, has been a Director of the Company since November 1996. Mr. Hardis is Chairman and Chief Executive Officer of Eaton Corporation, which he joined in 1979 as Executive Vice President--Finance and Administration. He was elected Vice Chairman and designated Chief Financial and Administrative Officer in 1988. He became Chief Executive Officer of Eaton Corporation in September 1995 and Chairman in January 1996. Mr. Hardis also serves as a director of KeyCorp, Marsh & McLennan Companies, Inc., Nordson Corporation and The Progressive Corporation.

    Mr. William R. Fields, age 49, has been a Director of the Company since December 1996. Mr. Fields most recently served as President and Chief Executive Officer of Hudson's Bay Company. Previously, he was Chairman and Chief Executive Officer of Blockbuster Entertainment Group, a division of Viacom, Inc. Mr. Fields has also held numerous positions with Wal-Mart Stores, Inc., which he joined in 1971. He left Wal-Mart in March 1996 as President and Chief Executive Officer of Wal-Mart Stores Division, and Executive Vice President of Wal-Mart Stores, Inc.

    Mr. Robert Holland, Jr., age 58, has been a Director of the Company since December 1998. Mr. Holland is Chief Executive Officer of WorkPlace Integrators, a company he acquired in June 1997. He also maintains a consulting practice for strategic development assistance to senior management of Fortune 500 companies. Previously, Mr. Holland was President and Chief Executive Officer of Ben & Jerry's Homemade, Inc. from February 1995 to December 1996, Chairman and Chief Executive Officer of Rokher-J Inc. from 1991 to 1995 and from 1981 to 1984, Chairman of Gilreath Manufacturing, Inc. from 1987 to 1991 and Chairman and Chief Executive Officer of City Marketing from 1984 to 1987. Mr. Holland is a former partner with McKinsey & Company, Inc. and held various positions at Mobil Oil Corporation from 1962 to 1968. He also serves as a director of ACNielsen Corporation, Frontier Corporation, The MONY Group Inc., Olin Corporation, Tricon Global Restaurants, Inc. and Trumark, Inc.

COMPOSITION OF BOARD AND COMMITTEES

    The Company's Third Restated Certificate of Incorporation divides the Board of Directors into three classes. Of the eleven members of the Board of Directors, three have been elected as Class II Directors with terms expiring at the time of the Annual Meeting of Stockholders to be held in 1999; four have been elected as Class III Directors with terms expiring at the time of the Annual Meeting of Stockholders to be held in 2000 and four have been elected as Class I Directors with terms expiring at the time of the Annual Meeting of Stockholders to be held in 2001. At each succeeding Annual Meeting of Stockholders, the respective successors of the Directors whose terms are expiring shall be elected for terms expiring at the Annual Meeting of Stockholders held in the third succeeding year. Directors may only be removed from the Board for cause.

    The Board of Directors held six meetings during 1998. All members of the Board attended at least 75% of the meetings of the Board and committees of the Board on which they served.

    The Board has four standing committees: an Executive Committee, a Finance and Audit Committee, a Compensation and Pension Committee and a Corporate Governance and Public Policy Committee.

    The Executive Committee consists of Messrs. Ames, Cary, Curlander, Mann and Walker, with Mr. Mann serving as Chairman. The Executive Committee is responsible for overseeing the management of the property, affairs and business of the Company and has been delegated authority to exercise the powers of the Board during intervals between Board meetings. The Committee did not meet during 1998.

    The Finance and Audit Committee consists of Messrs. Cary, Hardis, Hardymon, Holland and Maples, with Mr. Cary serving as Chairman. Sir Roderick Carnegie served on this Committee until his departure from the Board in April 1998 and Mr. Fields served on this Committee until December 1998. The Finance and Audit Committee is responsible for recommending the actions and policies relating to the capital structure of the Company and the borrowing and repayment of funds by the Company; recommending the firm to be appointed as independent accountants to audit the Company's financial statements and to perform services related to the audit; reviewing the scope and results of the audit with the independent accountants; reviewing with management and the independent accountants the Company's year-end operating results; considering the adequacy of the internal auditing, accounting and control procedures of the Company; and reviewing the non-audit services, if any, to be performed by the independent accountants and considering the effect of such service on the accountants' independence. The Committee held five meetings during 1998.

    The Compensation and Pension Committee consists of Messrs. Ames, Fields, Gomory and Walker, with Mr. Ames serving as Chairman. Mr. Hardis served on this Committee until December 1998. The Compensation and Pension Committee is responsible for the review, recommendation and approval of compensation arrangements for Directors and executive officers, for the approval of such arrangements for other senior level employees, and for the administration of certain benefit and compensation plans and arrangements of the Company and its subsidiaries, including the Lexmark Retirement Plan and Lexmark Savings Plan. The Committee held six meetings during 1998.

    The Corporate Governance and Public Policy Committee consists of Messrs. Ames, Cary, Gomory, Mann and Walker, with Mr. Walker serving as Chairman. Mr. Donald J. Gogel served on this Committee until his departure from the Board in April 1998. The Corporate Governance and Public Policy Committee is responsible for the nomination of persons for election to the Board and other matters concerning Directors' practices and issues of corporate public responsibility. The Corporate Governance and Public

Policy Committee will consider nominees recommended by stockholders. The Committee held four meetings during 1998.

COMPENSATION OF DIRECTORS

    The Company's policy is not to pay compensation to those Directors who are also employees of the Company or any of its subsidiaries or affiliated with any principal stockholder of the Company. All Directors are, however, reimbursed for expenses incurred in attending Board and committee meetings.

    The nonemployee Directors of the Company who were not affiliated with any principal stockholder of the Company in 1998 received an annual retainer of $25,000, a daily attendance fee of $2,500 for attendance at Board and/or committee meetings and $750 per meeting for participation in telephonic meetings. Any such nonemployee Director who served as a chairperson of a committee also received an annual retainer of $2,500.

    In 1999, the nonemployee Directors of the Company who are not affiliated with any principal stockholder of the Company will receive an annual retainer of $30,000, a daily attendance fee of $2,500 for attendance at Board and/or committee meetings held on the same day, a daily attendance fee of $1,250 for attendance at committee meetings which are held on days adjacent to a Board meeting and $750 per meeting for participation in telephonic meetings. Any such nonemployee Director who serves as a chairperson of a committee will also receive an annual retainer of $3,500. This change in compensation arrangements for nonemployee directors is the first change since the Company became a public company in 1995.

    In addition, such nonemployee Directors will be eligible to participate in the Nonemployee Director Stock Plan described below. In April 1998, all Eligible Directors received an Annual Award (as defined below) of options to purchase 2,000 shares. It is currently anticipated that Annual Awards will continue to be made in order to attract, retain and motivate the best qualified Directors and to enhance a long-term mutuality of interest between the Company's Directors and stockholders. The number of options granted in an Annual Award will be reviewed annually by the Board of Directors at the time of the Annual Meeting of Stockholders in order to have the total exercise price of the grant on the date of the grant approximate four times the annual retainer fee based on the closing price of the Class A Common Stock on the last day of the prior fiscal year.

    The Company has entered into indemnification agreements with each of its Directors, which requires the Company to indemnify them against certain liabilities that may arise as a result of their status or service as Directors of the Company.

NONEMPLOYEE DIRECTOR STOCK PLAN

    Under the Company's Nonemployee Director Stock Plan (the "Director Plan"), upon election to the Board in 1998, each director of the Company who was not also an employee of the Company or its subsidiaries or affiliated with any principal stockholder (each, an "Eligible Director") received a one-time grant of options to purchase 4,000 shares of Class A Common Stock at a purchase price per share equal to the fair market value of a share of Class A Common Stock on the date of grant (the "Initial Award"). The number of options granted in the Initial Award for an Eligible Director elected in any calendar year will be reviewed annually by the Board of Directors in order to have the total exercise price of the grant on the date of the grant approximate $200,000 based on the closing price of the Class A Common Stock on the last day of the prior fiscal year. Each Eligible Director may, at the discretion of the Board, also be granted one or more option awards after the Initial Award (each an "Annual Award").

    In addition, each Eligible Director may elect to defer payment of all or a portion of the annual retainer, attendance and meeting fees (the "Annual Fees") and to receive in lieu thereof a grant of deferred stock units equal to the amount of Annual Fees so deferred, divided by the fair market value of a share of Class A Common Stock on the date of grant of the deferred stock units.

                        SECURITY OWNERSHIP BY MANAGEMENT
                           AND PRINCIPAL STOCKHOLDERS

    The following table furnishes certain information, to the best knowledge of the Company, as of March 12, 1999, as to the shares of Class A Common Stock beneficially owned by (i) each Director of the Company, (ii) each person serving as the Chief Executive Officer during 1998 and the four other most highly compensated officers of the Company, (iii) all Directors and executive officers of the Company as a group and (iv) each person owning beneficially more than 5% of the outstanding shares of Class A Common Stock. Except as otherwise indicated, the address of each person listed below is the address of the Company.

                                                                                       AMOUNT AND NATURE
                                                                                         OF BENEFICIAL           PERCENTAGE
BENEFICIAL OWNER                                                                           OWNERSHIP              OF CLASS
-----------------------------------------------------------------------------------  ---------------------       ----------
FMR Corp...........................................................................       5,087,090(1)              7.78%
  82 Devonshire Street
  Boston, MA 02109

Mellon Bank Corporation............................................................       3,874,858(2)              5.92
  One Mellon Bank Center
  Pittsburgh, PA 15258

B. Charles Ames....................................................................          25,887(4)                 *
Frank T. Cary......................................................................          28,881(4)                 *
William R. Fields..................................................................           6,558(4)                 *
Ralph E. Gomory....................................................................          41,645(4)                 *
Stephen R. Hardis..................................................................          17,598(4)                 *
James F. Hardymon..................................................................             259(4)                 *
Robert Holland, Jr.................................................................              94(4)                 *
Marvin L. Mann.....................................................................         966,997(3)(4)           1.47
Michael J. Maples..................................................................          11,427(4)                 *
Martin D. Walker...................................................................           9,990(4)                 *
Paul J. Curlander..................................................................         371,748(4)                 *
Thomas B. Lamb.....................................................................          53,751(4)                 *
John C. Mitchell...................................................................          25,446(4)                 *
Gary E. Morin......................................................................          67,115(4)                 *
Alfred A. Traversi.................................................................          23,850(4)                 *
All Directors and executive officers as a group (23 persons).......................       1,851,405(4)              2.82

------------------------------

*   Less than 1% of class.

(1) Based on a Schedule 13G filed with the Securities and Exchange Commission on February 12, 1999. Fidelity Management and Research Company, a wholly-owned subsidiary of FMR Corp. and a registered investment adviser, is the beneficial owner of 4,785,790 shares. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank, is the beneficial owner of 289,300 shares. Members of the Edward C. Johnson 3d family and trusts for their benefit, which may be deemed to form a controlling group with FMR Corp. based on their ownership of voting common stock of FMR Corp. and the existence of a shareholders' voting agreement, are the beneficial owners of 12,000 shares. FMR Corp. has sole voting power with respect to 118,600 shares, and sole dispositive power with respect to 5,087,090 shares.

(2) Based on an amended Schedule 13G filed with the Securities and Exchange Commission on February 23, 1999. Boston Group Holdings, Inc., MBC Investment Corporation, and The Boston Company, Inc., direct or indirect subsidiaries of Mellon Bank Corporation and holding companies, Boston Safe Deposit and Trust Company, Mellon Bank (Delaware) National Association, Mellon Bank, N.A., Mellon Trust of California, Mellon Trust Florida, and Mellon Trust of New York, direct or indirect subsidiaries of Mellon Bank Corporation and banks, and Franklin Portfolio Associates Trust, Mellon Capital Management Corporation, Mellon Equity Associates, and The Dreyfus Corporation, direct or indirect subsidiaries of Mellon Bank Corporation and registered investment advisers, are collectively the beneficial owners of all of the shares. Mellon Bank Corporation has sole voting power with respect to 3,252,883 shares, shared voting power with respect to 30,680 shares, sole dispositive power with respect to 3,792,438 shares, and shared dispositive power with respect to 38,020 shares.

(3) Mr. Mann's shares do not include 96,786 shares and an option to purchase 32,214 shares that are held by an irrevocable trust established by Mr. Mann for the benefit of certain relatives. Mr. Mann's shares include 75,000 shares owned by a family limited partnership of which Mr. Mann is a general partner and 501 shares owned by Mr. Mann's wife. Mr. Mann disclaims beneficial ownership of all such shares.

(4) Shares beneficially owned include shares that may be acquired pursuant to the exercise of options that are exercisable within 60 days following March 12, 1999 by the following persons and groups in the following amounts: B. Charles Ames, 400 shares; Frank T. Cary, 8,400 shares; William R. Fields, 5,232 shares; Ralph E. Gomory, 8,400 shares; Stephen R. Hardis, 5,400 shares; Marvin L. Mann, 575,446 shares; Michael J. Maples, 8,400 shares; Martin D. Walker, 4,900 shares; Paul J. Curlander, 236,466 shares; Thomas B. Lamb, 31,261 shares; John C. Mitchell, 22,628 shares; Gary E. Morin, 43,872 shares; Alfred A. Traversi, 18,500 shares; and all Directors and executive officers as a group (23 persons), 1,049,425 shares. These shares also include Elective Deferred Stock Units that were acquired by executive officers in lieu of annual incentive compensation, but do not include Supplemental Units that become vested in full on the fifth anniversary of their date of grant subject to continued employment. Also included in these shares are Deferred Stock Units that Directors were granted as a result of their election to defer all or a portion of their annual retainer and attendance fees under the Nonemployee Director Stock Plan. These shares also include shares allocated to the employee through participation in the Lexmark Savings Plan. Such shares held in the Lexmark Savings Plan can be voted by each employee, and each employee has investment authority over the shares held in such employee's account in such plan. In the case of a tender offer, the trustee shall tender or not tender shares as directed by each participant.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    As required by the Securities and Exchange Commission rules under Section 16 of the Securities and Exchange Act of 1934, the Company notes that Mr. Ames failed to timely file a Form 4 reporting the disposition by C&D Fund IV of beneficial ownership of shares of the Company's Class A Common Stock.

                             EXECUTIVE COMPENSATION

    The information set forth below describes the components of the total compensation of Messrs. Mann and Curlander, both of whom served as Chief Executive Officer during 1998, and the four other most highly compensated executive officers of the Company based on 1998 salary and annual incentive compensation (the "Named Executive Officers"). The principal components of such individuals' current cash compensation are the annual base salary and the annual incentive compensation included in the Summary Compensation Table. Also described below is the future compensation such individuals are eligible to receive under the Company's retirement plans and existing long term incentive and equity programs.

    The following table sets forth the compensation earned by the Named Executive Officers for all services rendered to the Company and its subsidiaries during the years ended December 31, 1998, 1997 and 1996.

                                                      SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                    ANNUAL COMPENSATION              COMPENSATION (6)
                                                ----------------------------   -----------------------------
                                                                                                  SECURITIES
                                                                                                  UNDERLYING
                                                            ANNUAL INCENTIVE      RESTRICTED       OPTIONS        ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR   SALARY     COMPENSATION(1)    STOCK AWARDS (3)      (#)        COMPENSATION
----------------------------------------  ----  ---------   ----------------   ----------------   ----------   ---------------

M. L. Mann..............................  1998  $725,000       $1,675,928(2)       $274,641        125,000       $  4,990(7)
  Chairman of the Board and Former Chief  1997   707,055          725,000                 0         90,000          3,487(7)
  Executive Officer                       1996   625,000        1,060,004(2)              0              0          4,275(7)

P. J. Curlander.........................  1998   523,288        1,072,428(2)        183,094         90,000          4,990(7)
  President and Chief Executive Officer   1997   465,342          401,235(2)              0         65,000          3,487(7)
                                          1996   400,000          533,057(2)              0              0          4,275(7)

Alfred A. Traversi......................  1998   278,082          397,910(2)              0         30,000          4,990(7)
  Executive Vice President                1997   225,000          158,233(2)              0              0         57,280(7)(8)
                                          1996    47,336           35,857           205,000         50,000(4)      55,000(8)

T. B. Lamb..............................  1998   293,973          354,974            61,031         35,000(5)       3,551(7)
  Executive Vice President                1997   275,000          196,438                 0         20,000          1,668(7)
                                          1996   259,221          328,415(2)              0         52,500(4)     174,667(8)

J. C. Mitchell..........................  1998   291,206          337,589            30,516         20,800(5)           0
  Vice President and Division President   1997   281,096          187,775(2)              0         50,000        140,423(8)

G. E. Morin.............................  1998   287,534          332,114            61,031         25,000          4,990(7)
  Vice President and Chief Financial      1997   266,027          248,110(2)              0         35,372(5)       3,487(7)
  Officer                                 1996   245,218          277,834(2)              0         52,500(4)     112,137(8)

------------------------
(1) Annual Incentive Compensation includes amounts deferred into Elective Deferred Stock Units and the value of Supplemental Units received as a result of such deferral, which Supplemental Units become vested in full on the fifth anniversary of their grant subject to continued employment.

(2) Mr. Mann, Dr. Curlander and Mr. Traversi elected to defer $1,379,641, $862,139, and $253,461, respectively, of their 1998 Annual Incentive Compensation into 12,650, 7,905, and 2,324 Elective Deferred Stock Units, respectively, and as a result received an additional $275,928, $172,428, and $50,714, respectively, in Supplemental Units (or 2,530, 1,581, and 465 Supplemental Units). Dr. Curlander, Mr. Traversi, Mr. Mitchell and Mr. Morin elected to defer $330,137, $56,166, $49,992 and $163,054, respectively, of their 1997 Annual Incentive Compensation into 7,700, 1,310, 1,166, and 3,803 Elective Deferred Stock Units, respectively, and as a result received an additional $66,027, $11,233, $10,033, and $32,628, respectively, in
    Supplemental Units (or 1,540, 262, 234, and 761 Supplemental Units). Mr. Mann, Dr. Curlander, Mr. Lamb and Mr. Morin elected to defer $299,992, $438,620, $245,644 and $187,544, respectively, of their 1996 Annual
    Incentive Compensation into 10,714, 15,665, 8,773 and 6,698 Elective Deferred Stock Units, respectively, and as a result received an additional $60,004, $87,724, $49,140 and $37,520, respectively, in Supplemental Units (or 2,143, 3,133, 1,755 and 1,340 Supplemental Units). Elective Deferred Stock Units are 100% vested immediately. Supplemental Units vest 100% on the fifth anniversary of the grant dates.

(3) The aggregate number and value at year end (calculated by multiplying the closing price of Lexmark Class A Common Stock on December 31, 1998, $100.50, by the number of restricted stock units outstanding at year end) of restricted stock units for each of the Named Executives are as follows: Mr. Mann--6,750/$678,375; Dr. Curlander--4,500/$452,250; Mr.
    Traversi--7,500/$753,750; Mr. Lamb--1,500/$150,750; Mr. Mitchell
    -750/$75,375; and Mr. Morin--1,500/$150,750. The restricted stock units for each of the Named Executives, except Mr. Traversi, vest 50% on the second anniversary of the grant date, or February 11, 2000, and 25% on each of the following two anniversaries. Mr. Traversi's restricted stock units vested 25% on the second anniversary of the grant date, or October 16, 1998, and 25% on each of the next three anniversaries.

(4) Option grants on hire: Mr. Traversi--October 1996; Mr. Lamb--January 1996; Mr. Mitchell--January 1997; and Mr. Morin-- January 1996.

(5) Includes replacement (reload) options awarded automatically upon exercise of options paid for with previously owned shares of Lexmark Class A Common Stock, as follows: 1998 Reloads--Mr. Lamb--5,000 and Mr. Mitchell--800; 1997 reloads-- Mr. Morin--5,372.

(6) In 1997, the Company granted performance awards under the Lexmark Stock Incentive Plan to certain executive officers. The aggregate number and value at year end (based on the December 31, 1998 closing stock price of $100.50 per share and including the additional 40% of the performance award value payable in cash) of target performance awards to each of the Named Executive Officers is as follows: Mr. Mann--13,500/$1,356,750; Dr. Curlander--10,500/$1,055,250; Mr. Traversi--4,000/$402,000; Mr.
    Lamb--5,250/$527,625; Mr. Mitchell--5,250/$527,625; and Mr.
    Morin--7,500/$753,750.

(7) Matching contribution by the Company under the Lexmark Savings Plan. The matching contribution for Mr. Traversi in 1997 was $635.

(8) Payments to certain Named Executive Officers as follows: Mr. Traversi in respect of relocation expenses in connection with his move from California to Massachusetts and a one-time payment of $45,000 upon hire in 1996, Mr. Lamb in respect of relocation expenses in connection with his move from New Jersey to Kentucky and a one-time payment of $65,000 upon hire, Mr. Mitchell in respect of relocation expenses in connection with his move from North Carolina to Kentucky and Mr. Morin in respect of relocation expenses in connection with his move from Ohio to Kentucky.

                                                           OPTION GRANTS IN 1998

                                                                                           POTENTIAL REALIZABLE
                                                   INDIVIDUAL GRANTS                         VALUE AT ASSUMED
                                -------------------------------------------------------      ANNUAL RATES OF
                                 NUMBER OF     PERCENT OF                                      STOCK PRICE
                                SECURITIES    TOTAL OPTIONS                                    APPRECIATION
                                UNDERLYING     GRANTED TO                                   FOR OPTION TERM(3)
                                  OPTIONS     EMPLOYEES IN      EXERCISE     EXPIRATION   ----------------------
NAME                            GRANTED (#)    FISCAL YEAR    PRICE ($/SH)      DATE        5% ($)     10% ($)
------------------------------  -----------   -------------   ------------   ----------   ----------  ----------
M. L. Mann....................    125,000(1)       9.0%         $40.6875      02/12/08    $3,198,519  $8,105,675
P. J. Curlander...............     65,000(1)       4.7           40.6875      02/12/08     1,663,230   4,214,951
                                   25,000(1)       1.8           58.0625      04/30/08       912,880   2,313,417
A. A. Traversi................     20,000(1)       1.4           40.6875      02/12/08       511,763   1,296,908
                                   10,000(1)       0.7           58.0625      04/30/08       365,152     925,367
T. B. Lamb....................     20,000(1)       1.4           40.6875      02/12/08       511,763   1,296,908
                                   10,000(1)       0.7           58.0625      04/30/08       365,152     925,367
                                    5,000(2)       0.4           66.3750      01/22/06       146,799     346,865
J. C. Mitchell................     20,000(1)       1.4           40.6875      02/12/08       511,763   1,296,908
                                      800(2)       0.1           69.2500      01/06/07        28,265      68,551
G. E. Morin...................     25,000(1)       1.8           40.6875      02/12/08       639,704   1,621,135

------------------------

(1) Each option granted has a ten year term and becomes vested as to 20% of the award on the first anniversary of the grant date, and as to an additional 20% on each of the next four anniversary dates. Each option permits the optionee (i) to pay for the exercise price with previously owned shares of Class A Common Stock and (ii) to satisfy tax-withholding obligations with shares acquired upon exercise. Unless the Compensation and Pension Committee determines otherwise, replacement (reload) options are automatically granted upon exercise of options paid for with previously owned shares of Class A Common Stock.

(2) These are reload options which have the same terms and conditions (including the same expiration date) as the related option that was exercised using previously owned shares of Class A Common Stock, except that the exercise price of the reload option is equal to the Fair Market Value of a share of Class A Common Stock on the date such reload option is granted and such reload option is not exercisable until the six month anniversary of the reload grant date.

(3) The amounts shown under these columns are calculated at the 5% and 10% annual rates set by the Securities and Exchange Commission and are not intended to forecast future appreciation of the Company's stock price.

                                             AGGREGATED OPTION EXERCISES IN 1998
                                               AND FISCAL YEAR-END OPTION VALUES

THE FOLLOWING TABLE SETS FORTH INFORMATION FOR EACH NAMED EXECUTIVE OFFICER WITH REGARD TO STOCK OPTION EXERCISES DURING 1998 AND THE AGGREGATE STOCK OPTIONS HELD AT DECEMBER 31, 1998.

                                                               NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED
                                                                      OPTIONS             IN-THE-MONEY OPTIONS AT
                                                             AT FISCAL YEAR-END (#)(1)     FISCAL YEAR-END ($)(2)
                                SHARES ACQUIRED    VALUE    ---------------------------   ------------------------
NAME                            BY EXERCISES(#)   REALIZED  EXERCISABLE   UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
------------------------------  ---------------   --------  -----------   -------------   -----------  -----------
M. L. Mann....................           0        $      0    532,446        242,000      $46,325,547  $16,508,063
P. J. Curlander...............           0               0    187,466        208,000       15,513,219   14,348,250
A. A. Traversi................       5,000         106,973     15,000         60,000        1,200,000    4,020,625
T. B. Lamb....................      19,239         945,116      5,761         82,500          447,103    5,657,188
J. C. Mitchell................       2,172          95,025      7,828         60,800          587,100    4,221,250
G. E. Morin...................           0               0     22,372         80,500        1,725,992    5,908,875

------------------------

(1) Represents the number of shares subject to outstanding options.

(2) Based on a price of $100.50 per share, the closing price of the Company's Class A Common Stock on December 31, 1998, minus the exercise price.

                    LONG TERM INCENTIVE PLAN--AWARDS IN 1998

    In 1997, the Compensation and Pension Committee granted Performance Awards under the Company's Stock Incentive Plan to certain executive officers. The Performance Awards would be earned if specific objectives were attained by the Company over the four year period ending December 31, 2000. The performance objectives established by the Committee relate to increasing shareholder value as measured by shareholder value add and earnings per share, in each case measured cumulatively over the four year performance period ending December 31, 2000.

    The Compensation and Pension Committee established three objectives for each performance measure: a minimum objective, a target objective and a maximum objective. Target Performance Awards would be payable if the Company achieved the target performance objectives. Maximum Performance Awards would be payable if the Company attained the maximum performance objectives. Minimum Performance Awards would be payable if minimum objectives were achieved. The Performance Awards payable for attainment between performance levels would be based on interpolation.

    In 1999, management determined that due to the Company's outstanding 1998 financial performance it was highly likely that the maximum performance objectives for the four-year performance period ending December 31, 2000 would be achieved even if the Company's performance did not improve over the remainder of the performance period. As a result, that Performance Award program ceased to perform its intended purpose of incentivizing management. A committee qualifying under Section 162(m) of the Internal Revenue Code (the "Committee") at the February 11, 1999 meeting of the Board of Directors, approved a reduction in the maximum number of Performance Awards which could be earned. The maximum payout, now reduced to the Target Performance Award level, will be earned if performance meets or exceeds the target performance objectives.

    In lieu of the number of Performance Awards which likely would have been earned if the Company's performance achieved the Maximum Performance Level, the Compensation and Pension Committee approved the grant of stock options in an amount equal to six times the number of Performance Awards foregone by the participant at an exercise price equal to the closing price of a share of the Company's Class A Common Stock on February 11, 1999.

    The options will vest on February 11, 2004, become exercisable on August 11, 2008 and expire February 11, 2009. Vesting and exercisability will be accelerated if the Company's performance exceeds the target performance objectives. If the maximum performance objectives are achieved, all the options will vest on December 31, 2000 and become exercisable on December 31, 2002. For performance between the target and maximum performance objectives, the percentage attainment between the target and maximum performance objectives will determine the percentage of options that will vest on December 31, 2000 and become exercisable December 31, 2002.

    The participants in this Performance Award program have foregone the opportunity to receive the Maximum Performance Award, which very likely would have been earned, and have accepted the risk that they will receive the same level of compensation only if the Company's stock price increases significantly.

LEXMARK RETIREMENT PLAN

    The Lexmark Retirement Plan provides a monthly retirement income based on service and compensation (including salary, commission payments and recurring payments under any form of variable compensation plan, incentive pay and certain other payments such as overtime and premium pay). A maximum of 30 years of service or actual service as of December 31, 1993, if greater, is used to calculate benefits under the core retirement plan formulas. Retirement income is derived from two sources: (1) for employees hired before January 1, 1993, a Core Retirement Benefit, which is the greater of the Service and Earnings formula and the Minimum Benefit formula, and (2) a Personal Retirement Provision, which provides annual allocations and guaranteed interest credits. Earnings taken into account under the Core Retirement Benefit component include a participant's compensation earned for periods from and after January 1, 1981, including compensation earned while employed by IBM for those employees for whom pension assets were transferred from IBM to the Company.

    Effective January 1, 1998, a new defined benefit plan called the Lexmark Retirement Growth Account Plan was introduced. An initial Retirement Growth Account balance was established for each Lexmark Retirement Plan participant as of January 1, 1998. Individual Retirement Growth Account balances will grow with the addition of annual allocations equaling 6% of eligible earnings (salary, commission payments and recurring payments under any form of variable compensation plan, incentive pay and certain other payments such as overtime and premium pay) as well as an interest component. Upon leaving the Company after the employee has vested benefits (requiring 5 years of service), the participant can elect an annuity funded by the Retirement Growth Account balance or may request a lump sum payment of the Retirement Growth Account balance.

    As part of the implementation of the Retirement Growth Account on January 1, 1998, certain transition rules were applied. The Lexmark Retirement Plan described above will run concurrently with the new plan through year-end 1999, with additional accruals under the Lexmark Retirement Plan continuing through year-end 1999. At that point, plan accruals of the Lexmark Retirement Plan will be frozen, and will grow only with the addition of annual interest on the Personal Retirement Provision element of the Plan. Participants will also receive service credit beyond year-end 1999 that will count toward retirement eligibility under the provisions of the Lexmark Retirement Plan. Upon departing from the Company, individuals who have accruals under both plan designs will receive the greater of the two accrued values.

    The Company has adopted a Supplemental Retirement Plan to pay retirement benefits which, but for limitations under the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code, would have been paid under the Lexmark Retirement Plan. These benefits will be paid out of the general funds of the Company.

    Under the foregoing plans, each of the Named Executive Officers is entitled to an estimated annual retirement pension, calculated as of February 28, 1999, upon retirement at the later of age 62 or their current age, in the following amounts: Mr. Mann-$232,302, Dr.
Curlander-$491,664, Mr. Traversi-$107,060, Mr. Lamb-$191,379, Mr.
Mitchell-$60,121, and Mr. Morin-$79,655.

EMPLOYMENT CONTRACTS

    The Company is party to an employment agreement with Mr. Mann with an employment term which expired March 31, 1998. Pursuant to the agreement, Mr. Mann received an annual base salary of $725,000 during 1998. In addition, Mr. Mann was entitled to receive an annual bonus equal to a percentage of his base salary ranging from 0% to 200% for 1998, depending upon the performance of the Company measured against performance goals established by the Compensation and Pension Committee. In the event of a termination of Mr. Mann's employment by the Company without "cause" or by the executive for "good reason" (each as defined in Mr. Mann's employment agreement), he will continue to receive payments of his base salary for a period equal to one year. In addition, Mr. Mann will be entitled to a pro rata annual bonus for the year of termination. Mr. Mann's agreement further provides that, following his retirement, Mr. Mann will be entitled to an annual pension of $150,000, increased with respect to services rendered and compensation earned by Mr. Mann from and after April 1, 1996 in accordance with the retirement benefit formula under the Lexmark Retirement Plan described herein. See "Lexmark Retirement Plan". Mr. Mann's employment agreement contains covenants regarding nondisclosure of confidential information, non-competition and non-solicitation.

    The Company is party to an employment agreement with Dr. Curlander, with an employment term expiring March 31, 2001, and employment agreements with Messrs. Traversi, Lamb, Mitchell and Morin, with employment terms expiring February 28, 2001. Pursuant to the agreements, Dr. Curlander receives an annual base salary of $550,000, each of Messrs. Traversi, Lamb and Mitchell receives an annual base salary of $300,000 and Mr. Morin receives an annual base salary of $290,000. Such salaries may be increased by the Compensation and Pension Committee, in its discretion, from time to time. In addition, each executive is entitled to receive an annual bonus equal to a percentage of such base salary ranging from 0% to 180% in the case of Dr. Curlander, 0% to 140% in the case of Messrs. Traversi and Lamb, and 0% to 125% in the case of Messrs. Mitchell and Morin, depending upon the performance of the Company measured against performance goals established by the Committee. In the event of a termination of an executive's employment by the Company "without cause" or for "good reason" (each as defined in the employment agreements), the executive will continue to receive payments of his base salary as an employee for a period equal to the greater of one year or the remaining term of the employment agreement. In addition, the executive will be entitled to a pro rata annual bonus for the year of termination. Each of the employment agreements contains covenants regarding nondisclosure of confidential information, non-competition and non-solicitation.

    In April 1998, the Company entered into Change in Control Agreements with several executive officers of the Company, including Mr. Mann, Dr. Curlander, and Messrs. Traversi, Lamb, Mitchell, and Morin. Under the terms of those agreements, each of the Named Executive Officers is entitled to participate in the incentive, savings, retirement, and welfare benefit plans and to receive their fringe benefits, for a period of two years following a change in control of the Company. If following a change in control of the Company, the Named Executive Officer is terminated other than for "Cause", death, or disability, or the executive terminates his employment for "Good Reason" (terms as defined in the agreements), he will be entitled to receive as a lump sum within 30 days of the termination (a) his base salary and prorata portion of the annual bonus through the date of termination, and (b) three times (two times in the case of Mr. Mitchell) the sum of his annual base salary and incentive compensation, calculated assuming the Company attained its financial targets and disregarding any personal attainment goals for the years in question. In addition, for a period of three years (two years in the case of Mr. Mitchell) following the executive's date of termination, the Company will be obligated to continue to provide at least the same level of benefits that were provided during the executive's employment, or if more favorable to the executive, the same level of benefits in effect thereafter. Any stock incentive awards held by the executive under the Company's Stock Incentive Plan will be cancelled promptly and a payment in cash for the difference in the exercise price and the change in control price will be made to the executive. The number of Performance Awards (as defined in the Stock Incentive Plan) payable to the executive out of the Stock Incentive Plan will be calculated using the greater of the target performance level or actual attainment of the Company from the beginning of the performance period through the change in control. To the extent that any benefits to the executive under the agreement triggers an excise tax to the executive, he will receive a "Gross-Up" payment to negate the effects of such tax.

    The Company has also entered into indemnification agreements with the Named Executive Officers which requires the Company to indemnify them against certain liabilities that may arise as a result of their status or service as officers of the Company.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 1998, Messrs. Ames, Fields, Gomory, Hardis and Walker served on the Compensation and Pension Committee. Mr. Fields joined the Compensation and Pension Committee and Mr. Hardis left the Compensation and Pension Committee in December 1998. Mr. Ames has served as Chairman of this Committee since February 1997.

    During 1998, Mr. Mann served as Chairman of the Compensation and Organization Committee of the M. A. Hanna Company for which Mr. Walker served as Chairman and Chief Executive Officer.

    Mr. Ames is a principal of CD&R. The Company paid CD&R fees of $125,000 for advisory, management consulting and monitoring services rendered for a portion of 1998. Mr. Ames did not receive Directors' fees or participate in the Director Plan until July 1998 after the sale of the shares of Class A Common Stock held by C&D Fund IV.

    The Company has agreed to indemnify the members of the Board of Directors and CD&R against certain liabilities incurred under securities laws or with respect to their services for the Company.

                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

CD&R AND C&D FUND IV

    C&D Fund IV, which was the Company's largest stockholder prior to the sale of its interest in March 1998, is a private investment fund managed by CD&R. The general partner of C&D Fund IV is Associates IV. B. Charles Ames, who is a principal of CD&R and a general partner of Associates IV, served as a Director of the Company during 1998.

    The Company has entered into an indemnification agreement with CD&R and C&D Fund IV pursuant to which the Company has agreed, subject to certain exceptions, to indemnify certain members of its Board of Directors, as well as CD&R, C&D Fund IV and certain of their associates and affiliates (the "Indemnitees"), to the fullest extent allowable under applicable Delaware law and to indemnify the Indemnitees against any suits, claims, damages or expenses which may be made against or incurred by them under applicable securities laws in connection with offerings of securities of the Company, liabilities to third parties arising out of any action or failure to act by the Company and, except in cases of gross negligence or intentional misconduct, the provision by CD&R of advisory, management consulting and monitoring services.

    The Company entered into an agreement dated as of March 9, 1998 (the "1998 Stock Disposition Agreement") with C&D Fund IV to repurchase 2,000,000 shares of its Class A Common Stock (less any shares sold pursuant to the exercise of any underwriter's over-allotment option granted in connection with a proposed secondary offering (the "Offering")) at a price per share equal to the lower of $44.25 and the net proceeds received by the selling stockholders in the offering. Although C&D Fund IV had the right to assign its rights and obligations under the 1998 Stock Disposition Agreement to other selling stockholders participating in the Offering, the Company repurchased all such shares from C&D Fund IV in March 1998 at $43.38, the public offering price net of underwriting discount.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

    This report provides an explanation of the philosophy underlying the Company's executive compensation programs and details on how decisions were implemented during 1998 regarding the compensation paid to Marvin L. Mann, who served as the Chairman and Chief Executive Officer of the Company during 1998, Paul J. Curlander, who served as President and Chief Executive Officer during 1998 and other executive officers of the Company. In developing the practices and policies described in this report, the Compensation and Pension Committee relied on the advice of outside consultants experienced in the design and implementation of executive compensation arrangements. The Compensation and Pension Committee is composed entirely of non-employee Directors.

FRAMEWORK FOR COMPENSATION DECISIONS

    The Compensation and Pension Committee is responsible for setting and administering the policies governing base salary, incentive compensation and stock-based compensation for the Company's executive officers, including the CEO, and other key members of management. The key elements of executive compensation are base salary, annual incentive compensation and long term incentive compensation. The Compensation and Pension Committee regularly reviews the compensation paid to executive officers and periodically conducts reviews of the Company's compensation practices, including its employee benefit plans.

    The Compensation and Pension Committee's compensation decisions are based on an evaluation of the Company's performance, comparative compensation data and each executive officer's performance. Company performance is measured against internally established performance criteria. Comparative compensation data is collected from surveys conducted by nationally recognized human resources consulting firms.

    The Company utilized information regarding each executive officer's title, position, responsibilities, experience, length of time in position, current compensation and compensation history (including base salary increases, bonus awards and long term incentive awards) to functionally match each executive officer to positions reported in the compensation surveys. Competitive rates of base pay and total annual cash compensation were determined for each executive officer position by performing statistical analyses of the survey compensation data. The Company then established compensation ranges for each senior management position by comparing its target and actual compensation to market values at various levels to ensure competitiveness to firms with which the Company competes for executive talent. The midpoints of the Company's base salary and total compensation ranges are set at the 50th percentile (median) and the 65th percentile, respectively, based on assumed, rather than actual, financial performance of the Company.

    Stock option grant levels were established based on competitive survey data, including those reported in the Towers Perrin Technology Industry Data Base, and an evaluation of each executive's contribution to business results. The Company regularly reviews its compensation policies and practices, including the rates of compensation paid to executive officers and its employee benefit plans, with outside consultants including Frederic W. Cook & Co., Inc. and William M. Mercer, Inc.

THE COMPANY'S EXECUTIVE COMPENSATION PHILOSOPHY

    The Compensation and Pension Committee has consistently applied the following philosophy in making its recommendations or decisions on the compensation paid or awarded to its executive officers:

    Establish a pay-for-performance philosophy and policy that places a meaningful portion of each executive's compensation at risk in alignment with stockholders' risk, commensurate with the executive's ability to affect bottom line results, and which can significantly differentiate compensation awards based on corporate, business unit and individual performance and the ability of the executive to affect those results;

    Provide incentives to executives to achieve a level of performance consistent with the Company's strategic business objectives and reward them for their achievement;

    Provide total compensation opportunities which are market competitive, are subject to associated downside risk and offer significant upside opportunities based on performance, thus allowing the Company to compete for and retain outstanding, talented and highly motivated executives who are vital to the Company's long-term success; and

    Align the interests of executives with the long-term interests of the stockholders through incentive award opportunities that are linked to the long-term performance of the Company and that result in the ownership of the Company's Class A Common Stock.

BASE SALARY

    As discussed above, the Compensation and Pension Committee determines base salaries for executive officers by evaluating the responsibilities of the position held, the experience of the individual and time in position, and by reference to the information compiled from compensation surveys regarding the competitive marketplace for executive talent, including a comparison to base salaries for comparable marketplace positions, and to historical levels of salary paid by the Company. Salary adjustments are based on a periodic evaluation of the performance of the Company and of each executive officer, and also take into account new responsibilities as well as changes in the competitive marketplace.

ANNUAL INCENTIVE COMPENSATION

    Annual incentive compensation awards were structured to become payable to the Company's executive officers upon the attainment of pre-established annual financial and individual performance objectives. The annual incentive compensation opportunity is determined for each executive officer based on the survey data for annual incentive awards and total compensation published in the survey sources referenced above. Consistent with the Company's pay for performance philosophy, executives' total cash compensation is highly leveraged. As discussed above, the Company benchmarks base salary range midpoints at the 50th percentile (median) and total compensation range midpoints at the 65th percentile of the survey data based on assumed, rather than actual, financial performance of the Company. The 1998 annual incentive compensation award payable to each executive officer was determined based upon achievement of performance factors that varied based upon the executive officer's position, level of responsibility and particular business unit. For 1998, corporate performance was measured with reference to earnings per share, revenue and shareholder value add. Business unit performance was measured with reference to operating income, revenue and shareholder value add. Individual performance was measured against specific goals established for each executive officer with emphasis on such officer's corporate responsibilities and the particular needs of his or her business unit. The weighting of the various performance criteria varied based on responsibility.

    Pursuant to certain transition rules applicable to a newly public company contained in final Treasury regulations issued in December 1995, compensation paid or earned prior to the 1999 Annual Meeting of Stockholders pursuant to the Company's annual incentive compensation plan was not subject to the Federal income tax deduction limitation under Section 162(m) of the Internal Revenue Code. This exemption will end following the Company's 1999 Annual Meeting of Shareholders. To ensure future deductibility of non-discretionary annual incentive awards, shareholders are being asked to approve certain terms and conditions governing non-discretionary annual incentive awards which would be subject to Section 162(m).

    The Compensation and Pension Committee and the Board, however, reserve the right and ability to award incentives and adopt other compensation plans and arrangements that may not result in the deductibility of compensation expense for federal income tax under Section 162(m).

    The Compensation and Pension Committee and the Board believe that it is essential to retain the ability to award and motivate executives based on its assessment of an individual's performance, even though some or all of any such discretionary payments may not be deductible due to Section 162(m). Accordingly, it is the Compensation and Pension Committee's intent to consider the awarding of discretionary incentive awards to executive officers that may become subject to Section 162(m). Any such incentive payments would be based on the Compensation and Pension Committee's qualitative assessment of the applicable executive's individual performance and contribution. It is the Compensation and Pension Committee's intent that any portion of future discretionary annual incentive awards which would not be deductible to the Company be deferred until such times as payment of these amounts would be deductible to the Company. Such deferrals would be in the form of Deferred Stock Units pursuant to the Company's Stock Incentive Plan.

    Currently, Dr. Curlander, President and Chief Executive Officer of the Company, is the only employee of the Company whose compensation could be subject to the limitations of Section 162(m). Dr. Curlander has agreed to defer payment of any portion of his future discretionary annual incentive awards which would not be deductible to the Company. Such amounts will be deferred until such times as payment of these amounts would be deductible to the Company.

LONG TERM INCENTIVE COMPENSATION

    PERFORMANCE AWARDS

    In 1997, the Compensation and Pension Committee granted Performance Awards under the Company's Stock Incentive Plan to certain executive officers. The Performance Awards will be earned if specific objectives are attained by the Company over the four-year period ending December 31, 2000. The performance objectives established by the Compensation and Pension Committee are equally weighted and relate to increasing shareholder value as measured by shareholder value add and earnings per share, in each case measured cumulatively over the four-year performance period. The Compensation and Pension Committee established three objectives for each performance measure: a minimum objective, a target objective and a maximum objective. Target Performance Awards are payable if the Company achieves the target performance objectives. Maximum Performance Awards, equal to 175% of the target awards, are payable if the Company attains the maximum performance objectives. Minimum Performance Awards, equal to 30% of the Target Performance Awards, are payable if minimum performance objectives are achieved. The Performance Awards payable for attainment between performance levels will be based on interpolation.

    As discussed in the "Long Term Incentive Plan--Awards in 1998" section of this Proxy Statement, at the February 11, 1999 meeting the Compensation and Pension Committee approved a reduction in the Maximum Performance Awards that would have been payable to the Named Executive Officers and the other participants in this program, and granted at-the-market stock options with performance-accelerated vesting in lieu of the Performance Awards foregone. The Compensation and Pension Committee took this action based on management's determination that due to the Company's outstanding 1998 financial performance it was highly likely that the maximum performance objectives for the four-year performance period ending December 31, 2000 would be achieved even if the Company's performance did not improve over the remainder of the performance period, resulting in that Performance Award program ceasing to perform its intended purpose of incentivizing management. The participants in this Performance Award program have foregone the opportunity to receive the Maximum Performance Award, which very likely would have been earned, and have accepted the risk that they will receive the same level of compensation only if the Company's stock price increases significantly.

    STOCK OPTIONS

    The grant of stock option awards is intended to foster and promote the long-term financial success of the Company and to materially increase stockholder value by motivating superior performance by employees, by providing employees with an ownership interest in the Company in order to align their interests with those of the stockholders, and enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent. As discussed above, stock option grant levels are determined based on competitive survey data, prior option grants and an evaluation of each executive's contribution to business results.

    DEFERRED STOCK UNITS

    The Compensation and Pension Committee has implemented a Deferred Stock Unit program for executives, senior officers and other key employees. The Deferred Stock Unit program entitles a participant to elect to defer receipt of all or a portion of his or her annual cash incentive compensation award or, in the discretion of the Compensation and Pension Committee, other cash compensation, and receive in lieu thereof an award of Deferred Stock Units (the "Elective Units"). The Compensation and Pension Committee may also grant to such recipient an additional award of Deferred Stock Units with a value equal to 20% of the compensation deferred (the "Supplemental Units"). The Elective Units, together with any dividend equivalents credited with respect thereto, are fully vested at all times. The Supplemental Units, together with any dividend equivalents credited with respect thereto, will become vested, in full, on the fifth anniversary of the date the compensation deferred would otherwise have been paid, subject to continued employment.

    RESTRICTED STOCK UNITS

    At the February 12, 1998 Board of Directors meeting, the Compensation and Pension Committee recommended and the Board approved the grant of 22,200 Restricted Stock Units to certain executive officers, including each of the Named Executive Officers. The Compensation and Pension Committee recommended the grant of Restricted Stock Units to help ensure retention of its key executive team. The Restricted Stock Units become fully vested four years after the grant date, 50% after two years and 25% per annum on each of the two following anniversaries of the grant date.

CEO COMPENSATION

    Mr. Mann relinquished his position as Chief Executive Officer on May 1, 1998. Dr. Curlander succeeded him. Mr. Mann continues to serve as an employee Chairman of the Board.

    For 1998, Mr. Mann received an annual base salary of $725,000 pursuant to the terms of his employment agreement, which expired in March 1998, and an annual incentive compensation award of $1,400,000. For 1998, Dr. Curlander received $523,288 base salary and $900,000 annual incentive award. Dr. Curlander's annual base pay and incentive opportunity were increased on May 1, 1998, to $550,000 and a maximum of 180% of annual base earnings, respectively, when he assumed the CEO position. At the time Mr. Mann stepped down as CEO, his maximum incentive opportunity was reduced from 200% to 180% of annual base earnings.

    Mr. Mann's and Dr. Curlander's annual incentive compensation award opportunities are based on the achievement of annual financial goals established by the Board of Directors and personal objectives relating to the overall achievement of the Company's strategic objectives. For 1998, the financial performance objectives were equally weighted and involved earnings per share, revenue and shareholder value add. In 1998, earnings per share increased 57%, revenue increased 21%, and shareholder value add grew 111%.

    In 1998, in addition to the cash compensation described above, Mr. Mann was granted 125,000 non-qualified stock options. Dr. Curlander was granted 90,000 non-qualified stock options--65,000 in February 1998 and 25,000 additional options in May when he assumed the CEO position.

The Compensation and Pension Committee
of the Board of Directors

B. Charles Ames, Chairman
William R. Fields
Ralph E. Gomory
Martin D. Walker

PERFORMANCE GRAPH

    The following graph compares cumulative total stockholder return on the Company's Class A Common Stock with a broad performance indicator, the S&P Composite 500 Stock Index, and an industry index, the S&P Technology Sector Index, for the period from November 15, 1995 to December 31, 1998. The Class A Common Stock began trading on the New York Stock Exchange on November 15, 1995. The graph assumes that the value of the investment in the Class A Common Stock and each index was $100 at November 15, 1995 and that all dividends were reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                        [PERFORMANCE GRAPH APPEARS HERE]

                                                                   11/15/95     12/29/95     12/31/96     12/31/97     12/31/98
                                                                  -----------  -----------  -----------  -----------  -----------
Lexmark.........................................................   $     100    $      91    $     138    $     190    $     503
S & P 500 Index.................................................         100          105          129          172          221
S & P Technology Sector Index...................................         100           97          137          173          299

                                   PROPOSAL 2

               APPROVAL OF THE 1999 EMPLOYEE STOCK PURCHASE PLAN

    Approval of the 1999 Employee Stock Purchase Plan will require the affirmative vote of the holders of a majority of the shares of Class A Common Stock represented and voting on this proposal at the Annual Meeting.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE 1999 EMPLOYEE STOCK PURCHASE PLAN. PROXIES WILL BE VOTED FOR THIS PROPOSAL, UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE IN THEIR PROXIES.

    GENERAL INFORMATION

    The Board of Directors has approved, and proposes that the stockholders of the Company approve, the 1999 Employee Stock Purchase Plan (the "Stock Purchase Plan" or the "Plan"). The Stock Purchase Plan is intended to provide a means whereby eligible employees of the Company and its subsidiaries may purchase the Company's Class A Common Stock through payroll deductions. The Stock Purchase Plan is intended to provide a further incentive for employees to promote the best interests of the Company and to encourage stock ownership by employees in order that they may participate in the Company's economic growth.

    Generally, the Stock Purchase Plan will be administered as follows. There will be two offering periods during each calendar year--January 1 through June 30 and July 1 through December 31. Each eligible employee will have the option to subscribe to the Plan and to determine the amount to be withheld as a payroll deduction (up to 10% of regular compensation) to purchase shares of the Company's Class A Common Stock. The employee will receive an option at the beginning of each offering period according to the terms set forth in his or her subscription agreement to purchase the number of whole shares, or whole and fractional shares, of the Company's Class A Common Stock on the last day of each pay period during the offering period. The employee's option will automatically be exercised to purchase shares of the Company's Class A Common Stock at a price equal to 85% of the closing price as reported in the WALL STREET JOURNAL for the relevant exercise date, which will be the last day of the relevant pay period. Immediately following the exercise of the option, shares purchased will be credited to the employee's account at the Plan's broker where they will remain until disposition, transfer to an outside brokerage account or issuance to the employee in form of a certificate.

    One Million Five Hundred Thousand (1,500,000) shares of the Company's Class A Common Stock may be issued pursuant to the Plan. The shares issued may be either shares of the Company's authorized but unissued Class A Common Stock or shares of Class A Common Stock reacquired by the Company and held as treasury shares. The number of shares issuable under the Plan is subject to appropriate adjustment in the event of a stock split, a subdivision or consolidation of shares of Class A Common Stock, capital adjustments or payments of stock dividends or distributions or other increases or decreases in the outstanding shares of Class A Common Stock effected without receipt of consideration by the Company.

    A more detailed summary of the significant features of the Stock Purchase Plan is provided below. The summaries of the Stock Purchase Plan contained herein are qualified in their entireties by the full text of the Plan which is attached to this Proxy Statement as Exhibit A.

    ELIGIBILITY

    Subject to rules prescribed by the Plan Administrator from time to time, all persons employed for three full months by the Company or its designated subsidiaries are eligible to participate in the Plan, except persons who are deemed to own stock, or immediately after the option to purchase stock is granted, will be deemed to own stock, representing 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiaries. The rules prescribed by the Plan Administrator may further limit the eligibility of employees to participate in the Plan, provided that such rules are not contrary to the requirements of Section 423 of the Internal Revenue Code.

    ADMINISTRATION

    The Stock Purchase Plan shall be administered by a committee comprised of the Vice President and Chief Financial Officer, Vice President of Human Resources and Vice President, General Counsel and Secretary of the Company (the "Plan Administrator"). The Plan Administrator is vested with full authority to make, administer and interpret any rules regarding the Plan as it may deem advisable. Determinations by the Plan Administrator as to the interpretation and operation of the Plan shall be final and conclusive.

    The Stock Purchase Plan was adopted by the Board of Directors on February 11, 1999. The Plan will continue in effect through December 31, 2009, provided, however, that the Board of Directors shall have the right to terminate the Stock Purchase Plan at any time and the Plan shall automatically terminate if all of the Class A Common Stock offered under the Plan has been purchased. In the event of the expiration of the Stock Purchase Plan or its termination, all options then outstanding under the Stock Purchase Plan shall automatically be cancelled and the entire amount credited to the account of each participant hereunder shall be refunded to each such participant. In addition, the Board of Directors may amend the Stock Purchase Plan at any time without notice to the participants, but no such amendment shall adversely affect options previously granted under the Stock Purchase Plan and no such amendment may cause an option issued under it to fail to meet the requirements of Section 423 of the Internal Revenue Code. The termination of the Stock Purchase Plan is not to be deemed an action which adversely affects options previously granted under the Stock Purchase Plan.

    OPERATION OF THE STOCK PURCHASE PLAN

    There are two offering periods within each full calendar year, one commencing on January 1 and continuing through June 30, and the second commencing on July 1 and continuing through December 31. Eligible employees may elect to become participants in the Stock Purchase Plan for a purchase period by completing a subscription agreement prior to the offering period for which the election is made. The election to participate is effective for the offering period for which it is made and all subsequent offering periods for which an eligible employee may elect to become a participant under the Plan. In the subscription agreement, the participating employee authorizes payroll deductions amounting to a whole percentage of the participant's regular compensation (as defined below) as the participant shall designate. Such payroll deductions cannot amount to less than one percent (1%) nor more than ten percent (10%) of the participant's regular compensation and cannot exceed $25,000 in any calendar year. The Stock Purchase Plan defines "regular compensation" as the salary, bonuses, commissions, overtime, shift premiums, holiday pay, vacation pay and regular sickness and accident income plan payments. The participant may authorize an increase or decrease in the amount of payroll deduction up to two times during an offering period, but not to exceed two times in any one year.

    All sums deducted from the regular compensation of participants will be credited to a participant account established for each participant on the books of the Company, but prior to use of such funds for the purchase of shares of the Company's Class A Common Stock in accordance with the Stock Purchase Plan, the Company may use such funds for any valid corporate purpose. The Company is under no obligation to pay interest on funds credited to a participant's stock purchase account in any event.

    The purchase price of shares of the Company's Class A Common Stock under the Stock Purchase Plan is eighty-five percent (85%) of the fair market value of a share of Class A Common Stock for the relevant exercise date. The fair market value on a given day is the closing price of a share of the Class A Common Stock on a national securities exchange on that day, as reported in the WALL STREET JOURNAL. In the absence of any trading on the relevant date, the fair market value is the closing price on the immediately preceding day on which Class A Common Stock transactions were reported. Each participating employee receives an option, effective on the first day of the offering period, or the earliest date thereafter as is administratively feasible, to purchase shares of Class A Common Stock on each exercise date, which is the last day of every pay period during the offering period. The number of shares which a participant may purchase under the option is the quotient of the amount in the participant's account at the end of the relevant pay period divided by the purchase price for the relevant pay period. No employee can be granted an option under the Plan to purchase shares of the Company's Class A Common Stock having a fair market value (as of the date the option to purchase is granted) in any one calendar year of in excess of $25,000.

    Each participating employee will be deemed to have exercised his option on each exercise date of the offering period in which he is participating, to the extent that the balance in the participant's account under the Plan is sufficient to purchase shares of the Company's stock subject to his option. Promptly following each exercise date, the shares purchased by a participant will be deposited into an account established in the participant's name at the Plan's broker. A participant does not have the right to a disposition of his or her shares until 12 months after the applicable exercise date with respect to such shares. However, this disposition restriction expires in the event of the death, disability or a change in control of the Company. The disposition restriction may also be waived by the Plan Administrator in its sole discretion. In the absence of a disposition of a participant's shares of Class A Common Stock, the shares must remain in the participant's account at the Plan's broker until the holding period set forth in Section 423(a) of the Internal Revenue Code has been satisfied. After the Section 423(a) holding period has been satisfied, a participant may move shares to another brokerage account outside of the Plan broker or request that a stock certificate be issued.

    A participant may withdraw from the Plan at any time by giving written notice to the Plan Administrator, and any remaining amounts in the participant's account will be refunded. To re-enter the plan after a withdrawal, an eligible employee must submit a new written subscription agreement. Separation from employment for any reason, including death, disability, termination or retirement will be treated as a withdrawal from the Plan.

    FEDERAL INCOME TAX CONSEQUENCES

    The following discussion of the Federal income tax consequence of the granting and exercise of options under the Stock Purchase Plan, and the sale of shares of Class A Common Stock acquired as a result thereof, is based on an analysis of the Internal Revenue Code as currently in effect, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. In addition to being subject to the Federal income tax consequences described below, an optionee may also be subject to state and/or local income tax consequences in the jurisdiction in which he works and/or resides.

    The Stock Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant at the time of purchase of shares. Upon disposition of the shares, the participant will be subject to tax and the amount of the tax will depend on the length of the holding period. If the shares are disposed of by the participant at least two years after the beginning of an offering period and at least one year from the date the shares are purchased, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price and (b) the excess of the fair market value of the shares over the purchase price on the exercise date, will be treated as ordinary income. Any additional gain will be taxed at capital gain rates. If the shares are sold after such time and the sale price is less than the purchase price, the participant recognizes no ordinary income but instead a capital loss.

    If the shares are sold or otherwise disposed of before the expiration of such two-year and one-year periods, the excess of the fair market value of the shares on the exercise date over the purchase price will be treated as ordinary income. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the length of the holding period.

    The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon disposition of shares within two years from the date of grant or within one year from the date of purchase.

    The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchase under the Stock Purchase Plan. Reference should be made to the applicable provisions of the Internal Revenue Code. In addition, this summary does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

                                   PROPOSAL 3

          APPROVAL OF CERTAIN TERMS AND CONDITIONS OF ANNUAL INCENTIVE
               COMPENSATION AWARDS FOR SELECT EXECUTIVE OFFICERS

    Approval of the terms and conditions of annual incentive compensation awards described under items (1), (2) and (3) below will require the affirmative vote of the holders of a majority of the shares of Class A Common Stock represented and voting on this proposal at the Annual Meeting.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE TERMS AND CONDITIONS OF ANNUAL INCENTIVE COMPENSATION AWARDS FOR PURPOSES OF THE DEDUCTIBILITY OF THE COMPENSATION UNDER SECTION 162(M) OF THE INTERNAL REVENUE CODE. PROXIES WILL BE VOTED FOR THIS PROPOSAL, UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE IN THEIR PROXIES.

    Annual incentive compensation awards are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. Qualification under Section 162(m) is required to ensure the continued deductibility of cash compensation to certain executive officers in amounts exceeding $1,000,000 per year. Pursuant to the Section 162(m) Regulations, the following terms of annual incentive compensation arrangements: (1) award eligibility, (2) the performance criteria upon which awards will be determined and (3) the individual annual maximum awards payable, must be approved by stockholders.

        (1) AWARD ELIGIBILITY--Executive officers affected by Section 162(m) may be designated by the Compensation and Pension Committee of the Board or the Committee as eligible for an annual incentive award based on the performance criteria and subject to the maximum annual incentive award as described in items (2) and (3) below.

        (2) PERFORMANCE CRITERIA--Annual incentive awards shall be based on one or more of the following business criteria, all of which may be determined at either the corporate (consolidated) level, business unit level, or in comparison to the performance of other companies, depending on the affected executive officer:

       - Earnings per share

       - Revenue

       - Shareholder Value Add ("SVA")

       - Cash flow

       - Operating income

       - Working capital turnover

       - Inventory turnover rates

       - Return on capital

       - Return on equity

       - Customer service metrics

       - Unit volume

       - Cash conversion cycle

       - Cost of capital

    The performance goals established by the Committee from among those goals described above may be (but not need be) different each fiscal year and different goals may be applicable to different executive officers.

    The performance goals shall satisfy the requirements for "qualified performance-based compensation" under Section 162(m), including the requirement that the achievement of the goals be substantially uncertain at the time they are established and set in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the goals have been met.

        (3) MAXIMUM ANNUAL INCENTIVE AWARD--For any person subject to Section 162(m), the maximum non-discretionary annual incentive payment that can be made for any taxable year is $2,500,000.

    The administration and determination of annual incentive amounts under the above terms and conditions shall be the sole responsibility of the Compensation and Pension Committee of the Board of Directors of the Company or the Committee. The Committee may amend the terms of annual incentive awards at any time and may terminate or curtail the awards; provided, however, that no amendment or termination of annual incentive awards shall adversely affect any annual incentive awarded to a participant with respect to prior fiscal years. In 1998, if stockholders had approved the material terms and conditions of the annual incentive awards outlined above, the amount of annual incentive compensation reported in the Summary Compensation Table would have been the same.

                                   PROPOSAL 4

         APPROVAL OF AN AMENDMENT TO THE THIRD RESTATED CERTIFICATE OF
      INCORPORATION THAT WOULD INCREASE THE NUMBER OF AUTHORIZED SHARES OF
              CLASS A COMMON STOCK FROM 160 MILLION TO 450 MILLION

    Approval of the amendment to the Third Restated Certificate of Incorporation that would increase the number of authorized shares of Class A Common Stock will require the affirmative vote of the holders of a majority of the shares of Class A Common Stock represented and voting on this proposal at the Annual Meeting.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THIS AMENDMENT OF THE COMPANY'S THIRD RESTATED CERTIFICATE OF INCORPORATION. PROXIES WILL BE VOTED FOR THIS PROPOSAL, UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE IN THEIR PROXIES.

    The Board of Directors has adopted a resolution setting forth the advisability of the proposed amendment and proposes that the stockholders of the Company approve the amendment to the Company's Third Restated Certificate of Incorporation that would increase the number of authorized shares of Class A Common Stock from 160,000,000 to 450,000,000 shares. If the proposed amendment is approved, the text of the first paragraph of Article Fourth of the Third Restated Certificate of Incorporation would be amended to read as follows:

           FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is Four Hundred Sixty-one Million Six Hundred Thousand (461,600,000) shares, consisting of (i) 450,000,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), (ii) 10,000,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock") and (iii) 1,600,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). As used in this Third Restated Certificate of Incorporation, the term "Common Stock" shall include the Class A Common Stock and the Class B Common Stock.

    As of the record date of March 12, 1999, there were 160,000,000 shares of Class A Common Stock authorized, 64,418,368 shares outstanding, 11,455,433 shares held in treasury, 10,409,946 reserved for benefit plans and 73,716,253, shares available for issuance.

    The proposed increase in the number of authorized shares of Class A Common Stock has been recommended by the Board to assure that an adequate supply of authorized and unissued shares of Class A Common Stock is available for general corporate needs, such as declaring stock splits or stock dividends, financing acquisitions with capital stock, raising additional equity capital or allocating for employee benefit plans. Given the limited number of shares of Class A Common Stock currently available for issuance and the Company's belief that it needs to quickly effect these types of transactions without the delay and expense involved in obtaining stockholder approval at a special meeting, amending the Third Restated Certificate of Incorporation would allow the Company to issue additional shares of Class A Common Stock in the future without such undue delay and expense. If approved by the stockholders, the additional authorized shares of Class A Common Stock would be available for issuance at the discretion of the Board of Directors without further stockholder approval (subject to applicable legal requirements and rules of the New York Stock Exchange). The Company currently has no plans or proposals for the issuance of any portion of the proposed additional shares of Class A Common Stock.

    The additional shares of Class A Common Stock for which authorization is sought will have the same rights and privileges as the other shares of Class A Common Stock presently outstanding. Current holders of Class A Common Stock have no pre-emptive rights, which means that current stockholders do not have a prior right to purchase any new issue of Class A Common Stock of the Company in order to maintain their proportionate ownership thereof. Therefore, approval of this proposal may dilute the voting and economic position of the currently outstanding shares of Class A Common Stock, and may have anti-takeover consequences, because the Company could theoretically use the additional shares to render it more difficult or discourage an attempt to acquire control of the Company. However, that is not the Company's purpose in presenting this proposal. The Company also recently amended its Stockholder Rights Plan to, among other things, extend the expiration date by approximately one year to January 31, 2009, which Plan may also have anti-takeover consequences.

                                   PROPOSAL 5

         APPROVAL OF AN AMENDMENT TO THE THIRD RESTATED CERTIFICATE OF
       INCORPORATION THAT WOULD FIX THE SIZE OF THE BOARD OF DIRECTORS AT
                             NO MORE THAN FOURTEEN

    Approval of the amendment to the Third Restated Certificate of Incorporation that would fix the size of the Board of Directors at no more than fourteen will require the affirmative vote of the holders of a majority of the shares of Class A Common Stock represented and voting on this proposal at the Annual Meeting.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THIS AMENDMENT OF THE COMPANY'S THIRD RESTATED CERTIFICATE OF INCORPORATION. PROXIES WILL BE VOTED FOR THIS PROPOSAL, UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE IN THEIR PROXIES.

    The Board of Directors has adopted a resolution setting forth the advisability of the proposed amendment, and proposes that the stockholders of the Company approve the amendment to the Company's Third Restated Certificate of Incorporation that would fix the size of the Board at no more than fourteen, allowing the Board of Directors to determine from time to time the number of Directors comprising the Board up to that maximum. Stockholder approval of the amendment to the Third Restated Certificate of Incorporation will also constitute approval of any necessary action by the Board of Directors to amend the By-Laws to make them consistent with such proposed amendment.

    The first sentence of Article Fifth, paragraph (b) of the Third Restated Certificate of Incorporation presently provides that the number of Directors shall be as set forth in, or determined by the Board of Directors in accordance with, the By-Laws. Section 2.02 of the By-Laws provides, in pertinent part, that the number of Directors constituting the entire Board of Directors shall be eight, which number may be modified from time to time by resolution of the Board of Directors, but may not be less than one in any event. Currently, the Board of Directors consists of eleven members. If the proposed amendment is authorized, the text of the first sentence of paragraph (b) of Article Fifth of the Third Restated Certificate of Incorporation would be amended to read as follows:

           "The number of Directors of the Corporation shall not be less than one nor more than fourteen and, subject to such limits, shall be fixed by resolution duly adopted from time to time by the Board of Directors."

    The Board of Directors believes the proposed amendment is in the best interests of the Company and its stockholders. At present, the Directors alone or the stockholders alone may change the size of the Board. The proposed amendment would confirm the right of the Board to increase or decrease the size of the Board in accordance with the changing needs of the Company, but the stockholders would be fixing the maximum number of Directors at fourteen, which number could not be increased without stockholder approval. Unlike the present situation, if stockholders approve the proposal, any action to greatly increase the size of the Board by seeking to fix a number above fourteen would require the approval of both the Board and the stockholders.

    This proposal will not modify or amend the remainder of Article Fifth, paragraph (b) of the Third Restated Certificate of Incorporation and the classification of the Board of Directors will continue and will be made more effective. Therefore, approval of this proposal may have anti-takeover consequences. If the Board of Directors should be increased to the maximum size permitted by the proposed amendment, the Board would be comprised of fourteen Directors in three classes, one class with four members and two classes with five.

             INFORMATION CONCERNING INDEPENDENT PUBLIC ACCOUNTANTS

    The independent certified public accounting firm of PricewaterhouseCoopers, L.L.P. has audited the Company's accounts for the fiscal year ended December 31, 1998. A representative of PricewaterhouseCoopers, L.L.P. is expected to be present at the meeting, and will have an opportunity to make a statement and to respond to appropriate questions. The Board of Directors expects to select an independent certified public accounting firm for the 1999 fiscal year at its April meeting.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

    If a holder of the Company's Class A Common Stock wishes to present a proposal for inclusion in the proxy material for next year's annual meeting, any such proposal must be received at the Company's offices at One Lexmark Centre Drive, Lexington, Kentucky 40550, Attention: Corporate Secretary, on or before November 23, 1999. In addition, the Company's By-Laws provide that a stockholder may nominate a director or propose to transact any corporate business at an annual meeting of stockholders, if the stockholder has given written notice, by certified mail, to the Secretary of the Company, which has been received by the Secretary of the Company not less than 60 days prior to the date of the annual meeting.

There are other procedural requirements in the Company's By-Laws pertaining to stockholder nominations and proposals. If such a nomination or proposal is received after that date, the Company's proxy for next year's annual meeting may confer discretionary authority to vote on such matter without any discussion of the matter in the Proxy Statement.

                               PROXY SOLICITATION

    The Company is making this proxy solicitation and will bear the cost of the solicitation. In addition to the solicitation of proxies by use of the mail, proxies may be solicited by directors, officers and regularly engaged employees or agents of the Company. The Company has also retained Georgeson & Company, Inc., Wall Street Plaza, New York, NY 10005, to assist in the solicitation for an estimated fee of $10,000 plus reasonable expenses. Brokers, nominees and other similar record holders will be requested to forward solicitation material and will be reimbursed by the Company upon request for their out-of-pocket expenses.

                          ATTENDANCE AT ANNUAL MEETING

    The 1999 Annual Meeting of Stockholders will be held at 10:00 a.m. on Thursday, April 29, 1999, at the Opera House, 401 West Short Street, Lexington, Kentucky 40507.

    Admission to the meeting is limited to stockholders of the Company or their designated representatives. One admission ticket to the meeting is attached to each proxy used. If you intend to attend the meeting, please detach and retain the admission ticket and check the "I plan to attend the meeting" box on the form of proxy itself to validate the admission ticket. Only ticket-holders will be admitted to the Annual Meeting.

                                 OTHER MATTERS

    The management knows of no other matters which are likely to be brought before the meeting, but if any such matters properly come before the meeting, the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their best judgment.

    THE COMPANY WILL FURNISH, WITHOUT CHARGE, TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (EXCLUDING EXHIBITS). COPIES OF ANY EXHIBITS THERETO ALSO WILL BE FURNISHED UPON THE PAYMENT OF A REASONABLE DUPLICATING CHARGE. REQUESTS IN WRITING FOR COPIES OF ANY SUCH MATERIALS SHOULD BE DIRECTED TO INVESTOR RELATIONS, LEXMARK INTERNATIONAL GROUP, INC., ONE LEXMARK CENTRE DRIVE, LEXINGTON, KENTUCKY 40550.

                                               [LOGO]

                                          Vincent J. Cole

                                          SECRETARY

March 22, 1999

                                                                       EXHIBIT A

                       LEXMARK INTERNATIONAL GROUP, INC.
                       1999 EMPLOYEE STOCK PURCHASE PLAN

1.  PURPOSE

    The Lexmark International Group, Inc. (the "Company") 1999 Employee Stock Purchase Plan (the "Plan") is intended to provide Eligible Employees who wish to become stockholders (or increase their stockholdings) in the Company with a convenient method of doing so. It is believed that employee participation in ownership of the equity of the Company will be to the mutual benefit of the employees and the Company.

    The Company intends to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

    The Plan Administrator may, from time to time, approve participation in the Plan by employees of any subsidiary corporation of the Company (as defined in Section 424(f) of the Code).

2.  DEFINITIONS

    2.1 "Account" shall mean the funds accumulated with respect to a Participant as a result of payroll deductions for the purpose of purchasing stock under the Plan. The funds allocated to a Participant's account shall remain the property of the Participant at all times but may be commingled with the general funds of the Company.

    2.2 "Act" means the Securities Exchange Act of 1934, as amended.

    2.3 "Adjustment Event" shall mean any stock dividend, stock split or share combination of, or extraordinary cash dividend on, the Company Stock or recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Company Stock at a price substantially below Fair Market Value, or other similar event affecting the Company Stock.

    2.4 "Administrator" shall mean a committee comprised of the Chief Financial Officer, Vice President of Human Resources, and Vice President, General Counsel and Secretary of the Company or other such person(s) or entity delegated the responsibility of administering the Plan by the Compensation and Pension Committee of the Board.

    2.5 "Board" shall mean the Board of Directors of the Company.

    2.6 "Change in Control" shall mean the occurrence of any of the following events:

        (i) a majority of the members of the Board at any time cease for any reason other than due to death or disability to be persons who were members of the Board twenty-four months prior to such time (the "Incumbent Directors"); provided that any director whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the members of the Board then still in office who are Incumbent Directors shall be treated as an Incumbent Director;

        (ii) any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Act, but excluding the Company, its Subsidiaries, any employee benefit plan of the Company or any Subsidiary, employees of the Company or any Subsidiary or any group of which any of the foregoing is a member) is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Act), directly or indirectly, including without limitation, by means of a tender or exchange offer, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or

       (iii) the stockholders of the Company shall approve a definitive agreement (x) for the merger or other business combination of the Company with or into another corporation immediately following which merger or combination (A) the stock of the surviving entity is not readily tradeable on an established securities market, (B) a majority of the directors of the surviving entity are persons who (1) were not directors of the Company immediately prior to the merger and (2) are not nominees or representatives of the Company or (C) any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Act, but excluding the Company, its Subsidiaries, any employee benefit plan of the Company or any Subsidiary, employees of the Company or any Subsidiary or any group of which any of the foregoing is a member) is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Act), directly or indirectly, of 30% or more of the securities of the surviving entity or (y) for the direct or indirect sale or other disposition of all or substantially all of the assets of the Company.

    Notwithstanding the foregoing, a "Change in Control" shall not be deemed to occur in the event the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code.

    2.7 "Company" means Lexmark International Group, Inc., a Delaware corporation, and any successor thereto.

    2.8 "Company Stock" means the Class A common stock of the Company, par value $0.01 per share, or such other shares or kind of securities as determined by the Board. For purposes of this Plan, Company Stock includes shares traded on a national securities exchange, authorized but unissued shares, and shares reacquired by the Company and held as an asset.

    2.9 "Compensation" shall mean, subject to the discretion of the Plan Administrator, salary, bonuses, commissions, overtime, shift premiums, holiday pay, vacation pay, and regular Sickness and Accident Income plan payments prior to any payroll deductions.

    2.10 "Designated Subsidiaries" shall mean Lexmark International, Inc., and all other Company subsidiaries, as defined in Section 424(f) of the Code, whose employees have been approved by the Plan Administrator, in its sole discretion, as eligible to participate in the Plan.

    2.11 "Disability" shall mean a physical or mental disability or infirmity of a Participant, as defined in any long-term disability plan sponsored by the Company or any Designated Subsidiary which employs such Participant, or, if no such plan is sponsored by such Participant's employer, the Lexmark Medical Disability Income Plan.

    2.12 "Eligible Employee" shall mean any employee of the Employer who is eligible to participate in the Plan under Section 3 hereof.

    2.13 "Employer" means, individually and collectively, the Company and the Designated Subsidiaries.

    2.14 "Enrollment Period" shall mean the time preceding an Offering Period during which Eligible Employees may elect to participate in the Plan, as determined by the Plan Administrator.

    2.15 "Exercise Date" shall mean the last day of every pay period during an Offering Period, the earliest date thereafter as is administratively feasible, or such other date or dates set forth by the Plan Administrator.

    2.16 "Fair Market Value" means, as of any date of determination, the closing price of a share of Company Stock on a national securities exchange on that day, as reported for such day in the WALL STREET JOURNAL, or the last bid price for a share of Company Stock on such day, as reported on a nationally recognized system of price quotation, each with respect to whole shares, and the prorata percentage thereof with respect to fractional shares. In the event that there are no Company Stock transactions reported on such exchange or system on such day, Fair Market Value shall mean the closing price or the last bid price, whichever is applicable, on the immediately preceding day on which Company Stock transactions were so reported.

    2.17 "Grant Date" shall mean the first day of an Offering Period or the earliest date thereafter as is administratively feasible.

    2.18 "Offering Period" shall mean each of the consecutive six calendar month periods during which Participants in the Plan authorize payroll deductions to fund the purchase of shares on their behalf under the Plan. The initial Offering Period shall commence January 1, 2000 and subsequent Offering Periods shall commence each January 1 and July 1 thereafter during the term of the Plan.

    2.19 "Participant" shall mean an Eligible Employee who is enrolled and participating in the Plan.

    2.20 "Plan Broker" shall mean the stock brokerage or other financial services firm designated by the Plan Administrator to account for and/or hold each Participant's shares, dividends, and distributions.

    2.21 "Purchase Price" shall mean, for each whole or fractional share purchased in accordance with Section 5 hereof, an amount equal to 85%, or such greater percentage as determined by the Plan Administrator in its sole discretion, of the Fair Market Value of Company Stock on the applicable Exercise Date.

    2.22 "Retirement" shall mean a Participant's retirement at "Normal Retirement Age" according to the terms of the Lexmark Retirement Growth Account Plan, as amended from time to time.

    2.23 "Subsidiary" means any entity that is directly or indirectly controlled by the Company or any other entity in which the Company has a significant equity interest, as determined by the Plan Administrator.

    2.24 "Trading Day" shall mean a day on which the New York Stock Exchange is open for trading.

3.  PARTICIPATION

    3.1 Employees of the Company or its Designated Subsidiaries shall be eligible to participate in the Plan following three full months of employment with the Company in accordance with such rules as may be prescribed by the Plan Administrator from time to time. Such rules, however, shall neither permit nor deny participation in the Plan contrary to the requirements of the Code (including, but not limited to, Section 423 (b)(3), (4), (5), and (8) thereof) and to regulations promulgated thereunder.

    3.2 Subject to rules established by the Plan Administrator from time to time, an Eligible Employee may elect to participate in the Plan by entering into a written subscription agreement with an Employer during an Enrollment Period. This agreement shall authorize payroll deductions, as a whole percentage of the Eligible Employee's Compensation up to a maximum of 10% of Compensation per pay period while the Eligible Employee participates in the Plan.

    3.3 All payroll deductions made for a Participant shall be credited to the Participant's Account and will not be credited with any interest at any time. A Participant may not make any separate cash payment into such account. Payment for shares must be made by payroll deduction.

    3.4 Once an Eligible Employee has elected to participate in the Plan, a completed, written subscription agreement shall remain in effect, including with respect to subsequent Offering Periods, unless and until the Participant ceases to be an Eligible Employee, withdraws from participation in the Plan or modifies said written subscription agreement. A Participant may authorize an increase or decrease in the amount of payroll deduction up to two times during an Offering Period, but not to exceed two times in any calendar year, by submitting a new subscription agreement. The amount of payroll deduction may also be modified for future Offering Periods by submitting a new subscription agreement during the Enrollment

Period for the relevant Offering Period, in accordance with rules and procedure established by the Plan Administrator.

4.  GRANTING OF OPTION

    4.1 On each Grant Date, a Participant shall be granted an option to purchase during the relevant Offering Period, the number of whole shares, or whole and fractional shares, subject to the discretion of the Plan Administrator, that the Participant may elect to purchase at the applicable Purchase Prices on each Exercise Date during an Offering Period with up to 10% of the Compensation received by the Participant during the Offering Period (or such portion of an Offering Period during which the Eligible Employee participates in the Plan.)

5.  EXERCISE OF OPTION

    5.1 On each Exercise Date, a Participant who continues to be an Eligible Employee shall be deemed to have exercised an option on such date and to have purchased from the Company the greatest number of whole shares as is equal to or less than, or whole and fractional shares as is equal to, the quotient of the cash amount in the Participant's Account at the end of the relevant pay period divided by the Purchase Price for the relevant pay period. Additional shares covered by the Participant's option shall be purchased in the same manner as of each subsequent Exercise Date during the Offering Period. Any cash amount remaining in a Participant's Account after the purchase of shares shall remain in the Participant's Account for the subsequent purchases, unless the Participant has withdrawn from the Plan pursuant to Section 8.

    5.2 Promptly following each Exercise Date, the shares purchased by a Participant shall be deposited into an account established in the Participant's name at the Plan Broker ("Broker Account").

6.  LIMITATIONS ON RIGHTS

    6.1 No employee may be granted an option to purchase shares under this Plan if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of all of the classes of stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424 (d) of the Code shall apply in determining the stock ownership of an employee, and stock that the employee may purchase under outstanding options shall be treated as stock owned by the employee.

    6.2 A Participant shall not be entitled to receive an option or the portion of an option which if received by the Participant would cause him or her to have rights to purchase Company Stock having a value in excess of $25,000 under the Plan (and under all employee stock purchase plans of the Company which qualify for treatment under Section 423 of the Code) for any calendar year in which such rights are outstanding (based on the Fair Market Value of such shares as of the Grant Date of the option exercised to purchase the shares).

7.  NUMBER OF SHARES TO BE OFFERED

    7.1 The aggregate number of shares of Company Stock which may be issued under the Plan is 1,500,000.

    7.2 In the event the number of shares to be purchased by Participants during any Offering Period exceeds the number of shares then available for sale under the Plan, the Plan Administrator shall make a pro rata allocation of the shares remaining available in such uniform manner as it shall determine to be equitable. Any excess cash amounts remaining in Participants' Accounts then shall be returned to the Participants as soon as is administratively feasible.

8.  WITHDRAWAL

    8.1 A Participant may withdraw from the Plan at any time by giving written notice, or such other form of notice as then required, to the Plan Administrator.

    8.2 Separation from employment for any reason, including death, disability, termination or retirement, shall be treated as a withdrawal from the Plan.

    8.3 A Participant who ceases to be an Eligible Employee shall be deemed to have withdrawn from the Plan at such time as he ceases to be an Eligible Employee.

    8.4 At the time of withdrawal, any amount in the Participant's Account which has not previously been used to purchase shares will be refunded to the Participant as soon as practicable thereafter.

    8.5 To re-enter the Plan, an Eligible Employee who has previously withdrawn must submit a new written subscription agreement pursuant to Section 3 above.

    8.6 Participants shall be deemed to have withdrawn from the Plan when the Plan is terminated.

9.  RIGHTS NOT TRANSFERABLE

    9.1 Neither payroll deductions made by a Participant, nor any rights with regard to the exercise of an option or to receive stock, nor any rights to a return of payroll deductions under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant other than pursuant to a will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect.

10.  CHANGES AFFECTING LEXMARK STOCK

    10.1 Upon the occurrence of an Adjustment Event, the Board may make such adjustment, if any, as it may deem appropriate, and in accordance with Section 424 of the Code, in the number, kind, and the price of shares available for purchase under the Plan, and in the number of shares which a Participant is entitled to purchase.

11.  TRANSFERRING SHARES

    11.1 Subject to 11.2 below, a Participant shall be free to undertake a disposition (as that term is defined in Section 424(c) of the Code) of the shares in his Broker Account at any time subsequent to 12 months after the applicable Exercise Date with respect to said shares. This restriction on disposition of shares shall expire in the event of the death, Disability, Retirement of a Participant, or a Change in Control of the Company, or may be waived at such other times as determined by the Plan Administrator in its sole discretion. In the absence of a disposition of the shares, the shares must remain in the Participant's Broker Account until the holding period set forth in
Section 423(a) of the Code has been satisfied. With respect to shares for which the Section 423(a) holding period has been satisfied, the participant may move those shares to another brokerage account of the Participant's choosing, or request that a stock certificate be issued.

    11.2 The Plan is intended to provide Company Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his own affairs. An employee, therefore, may sell stock purchased under the Plan subject to compliance with the terms of this Plan, rules established by the Plan Administrator, and any applicable federal or state securities laws. The employee assumes the risk of any market fluctuations in the price of Company Stock.

12.  ADMINISTRATION

    12.1 The Plan Administrator is vested with full authority to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision, or action of the Plan Administrator in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all Participants and any and all persons claiming under or through any Participant.

13.  TERM OF PLAN

    13.1 The Plan will become effective as of January 1, 2000, or as soon as administratively practicable thereafter, subject, however, to approval by the holders of at least a majority of the Company Stock present or represented, and entitled to vote, at the annual meeting of the stockholders to be held April 29, 1999. If the Plan is not so approved, the Plan shall not become effective.

    13.2 The Board shall have the right to amend, modify, or terminate the Plan at any time without notice, provided that no employee's existing rights with respect to any then current Offering Period may be adversely affected thereby, and provided further that (i) no such amendment of the Plan shall, except as provided in Section 10, increase the total number of shares to be offered under the Plan unless stockholder approval is obtained therefor, and (ii) no amendment may cause an option issued under it to fail to meet the requirements of Section 423 of the Code.

    13.3 This Plan shall terminate at the earliest of

       (i) December 31, 2009;

       (ii) the date the Board acts to terminate the Plan in accordance with
    Section 13.2; and

       (iii) the date when the total number of shares to be offered under this Plan, as set forth in Section 7, have been purchased.

14.  RIGHTS AS A STOCKHOLDER

    14.1 A Participant shall have no interest or voting right in any shares until such shares have been actually purchased in accordance with Section 5.

15.  GOVERNMENT REGULATIONS

    15.1 The Company's obligation to sell and deliver shares under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such shares.

16.  MISCELLANEOUS

    16.1 The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant's estate and the executors, Plan Administrator or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such employee.

    16.2 Delaware law shall govern all matters relating to this Plan except to the extent it is superseded by federal law.

    16.3 The Plan Administrator is authorized to make such amendments to the Plan as may be necessary or desirable to facilitate obtaining an effective registration statement with any applicable government agency that regulates securities.

                                                                      Appendix I

                                [Form of Proxy]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN         Please make your
BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE WITH RESPECT TO A              votes as indicated  |X|
PROPOSAL, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, FOR               in this example.
PROPOSALS 2, 3, 4 AND 5 AND OTHERWISE IN ACCORDANCE WITH THE BEST JUDGMENT OF THE
PROXY HOLDER.

1. ELECTION OF DIRECTORS -- TERMS TO EXPIRE 2002 (B. Charles Ames, Ralph E. Gomory and Marvin L. Mann).

FOR all nominees                WITHHOLD           (INSTRUCTION: To withhold
  listed above                  AUTHORITY          authority to vote for any
(except as marked           (to vote for all       individual nominee, write the
to the contrary)         nominees listed above)    nominee's name on the line
                                                   provided below.)

      |_|                        |_|               -----------------------------       I plan to attend the meeting  |_|

2.   APPROVAL OF THE 1999 EMPLOYEE STOCK PURCHASE PLAN                                 Please sign exactly as name
                                                                                       appears hereon. When shares
      FOR       AGAINST        ABSTAIN                                                 are held by joint tenants,
      |_|         |_|            |_|                                                   both should sign. When signing
                                                                                       as attorney, executor,
3.   APPROVAL OF CERTAIN TERMS AND CONDITIONS OF ANNUAL INCENTIVE COMPENSATION         administrator, trustee or
     AWARDS FOR SELECT EXECUTIVE OFFICERS                                              guardian, please give full
                                                                                       title as such. If a
      FOR       AGAINST        ABSTAIN                                                 corporation, please sign in
      |_|         |_|            |_|                                                   full corporate name by
                                                                                       President or other authorized
4.   APPROVAL OF AN AMENDMENT TO THE THIRD RESTATED CERTIFICATE OF INCORPORATION       officer. If a partnership,
     THAT WOULD INCREASE THE NUMBER OF AUTHORIZED SHARES OF CLASS A COMMON STOCK       please sign in partnership
     FROM 160 MILLION TO 450 MILLION                                                   name by authorized person.

      FOR       AGAINST        ABSTAIN                                                 Dated: _______________, 1999
      |_|         |_|            |_|
                                                                                       ----------------------------
5.   APPROVAL OF AN AMENDMENT TO THE THIRD RESTATED CERTIFICATE OF INCORPORATION               (Signature)
     THAT WOULD FIX THE SIZE OF THE BOARD OF DIRECTORS AT NO MORE THAN FOURTEEN
                                                                                       ----------------------------
      FOR       AGAINST        ABSTAIN                                                  (Signature if held jointly)
      |_|         |_|            |_|
                                                                                       PLEASE SIGN, DATE, AND RETURN
6.   IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE          THE PROXY CARD PROMPTLY USING
     THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.                           THE ENCLOSED ENVELOPE

------------------------------------------------------------------------------------------------------------------------

                                                 - FOLD AND DETACH HERE -


                                              ADMISSION TICKET



                                              Annual Meeting of
                                                Stockholders
                                       Lexmark International Group, Inc.

                                                April 29, 1999
                                                  10:00 a.m.
                                                 Opera House
                                            401 West Short Street
                                          Lexington, Kentucky 40507

PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                       OF

                       LEXMARK INTERNATIONAL GROUP, INC.

     The undersigned hereby appoints Marvin L. Mann, Paul J. Curlander and Vincent J. Cole attorneys and proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote all the shares of stock of Lexmark International Group, Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held April 29, 1999 or any adjournment or postponement thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH NOMINEE TO SERVE AS A DIRECTOR AND "FOR" PROPOSALS 2, 3, 4 AND 5. IF NO DIRECTION IS GIVEN IN THE SPACE PROVIDED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3, 4 AND 5. IF ANY OTHER BUSINESS SHOULD COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXY HOLDER.

                          (Continued on reverse side)

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                            - FOLD AND DETACH HERE -

         If you intend to attend the Annual Meeting, please be sure to check the "I plan to attend the meeting" box on the reverse side of the Proxy.